SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             January 19, 1998

                           ROYAL OAK MINES INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)

                       Commission File Number 1-4350

ONTARIO, CANADA                            98-0160821
-------------------------------            -------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification
incorporation or organization)             No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                     98033
----------------------------------------   -----------------
(Address of principal executive offices)   (Postal/Zip Code)

(425) 822-8992
----------------------------------------
Registrant's telephone number, including area code

Item 5.   Other Events

     On January 19, 1998, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]

                    FOR IMMEDIATE RELEASE FROM KIRKLAND

                             January 19, 1998



            Over the Weekend Royal Oak Finalizes Arrangements to Receive Consents from the Majority of the Senior Subordinated Note Holders

Royal Oak Mines Inc. (TSE and AMEX: RYO) announces today that over the weekend it has reached agreement with the majority of the aggregate amount of its Senior Subordinated Note holders and consents acceptable to the senior lenders will be delivered to the Company. The Company plans to draw down the funds this week from its US$44 million senior financing previously closed in escrow.

For further information contact:             or in Europe contact:

Mr. J. Graham Eacott                         Mr. David Williamson
or Mr. Nick Volk                             David Williamson Associates Limited
Royal Oak Mines                              International Investor Relations
5501 Lakeview Drive                          15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314                      London, England  EC3A 6DE

Telephone:     (425) 822-8992                Telephone:     011-44-171-628-3989
Facsimile:     (425) 822-3552                Facsimile:     011-44-171-920-0563

Internet site: http://www.royal-oak-mines.com

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              ROYAL OAK MINES INC.


Date:     January 19, 1998                    By: /s/ James H. Wood
                                              -----------------------
                                              James H. Wood
                                              Chief Financial Officer